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                                                                    EXHIBIT 23.2

                         CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1998 Stock Incentive Plan, the 2000 Stock Plan, the 2000 Non-Employee Director Option Plan, and the 2000 Employee Stock Purchase Plan of StorageNetworks, Inc. of our report dated February 5, 2000, with respect to the consolidated financial statements and schedule of StorageNetworks, Inc. included in its Registration Statement (Form S-1 No. 333-31430) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP

Boston, Massachusetts
October 13, 2000